Exhibit 99.1

INVESTOR CONTACT
Jocelyn Kukulka, 469.399.8544
jocelyn.kukulka@texascapitalbank.com

MEDIA CONTACT
Julia Monter, 469.399.8425
julia.monter@texascapitalbank.com
TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES SECOND QUARTER 2023 RESULTS
Net Income doubled to $68.7 million in the second quarter of 2023, as compared to second quarter 2022
Second quarter 2023 Pre-Provision Net Revenue(1) grew $28.9 million (43%) compared to second quarter 2022
Capital and liquidity positions continue to be strong
DALLAS - July 20, 2023 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced operating results for the second quarter of 2023.
Net income available to common stockholders was $64.3 million, or $1.33 per diluted share, for the second quarter of 2023, compared to $34.3 million, or $0.70 per diluted share, for the first quarter of 2023 and $29.8 million, or $0.59 per diluted share, for the second quarter of 2022.
“Our talent, the strength of our balance sheet and the breadth of our platform continues to be a competitive differentiator in our markets,” said Rob C. Holmes, President and CEO. “Steadily maturing capabilities resulted in another quarter of improving financial results consistent with expectations. We are steadfast in our commitment to our long-term plan and will continue to execute on our vision to serve the best clients in our markets.”

FINANCIAL RESULTS
(dollars and shares in thousands)
	2nd Quarter	1st Quarter	2nd Quarter
	2023	2023	2022
OPERATING RESULTS
Net income	$68,651	$38,661	$34,159
Net income available to common stockholders	$64,339	$34,348	$29,847
Diluted earnings per common share	$1.33	$0.70	$0.59
Diluted common shares	48,421	48,881	50,802
Return on average assets	0.95%	0.53%	0.44%
Return on average common equity	9.17%	5.06%	4.35%

BALANCE SHEET
Loans held for investment	$16,227,203	$16,014,497	$17,517,866
Loans held for investment, mortgage finance	5,098,812	4,060,570	6,549,507
Total loans held for investment	21,326,015	20,075,067	24,067,373
Loans held for sale	29,097	27,608	4,266
Total assets	28,976,544	28,596,653	32,338,963
Non-interest bearing deposits	9,429,352	9,500,583	12,555,367
Total deposits	23,318,240	22,179,697	25,440,021
Stockholders’ equity	3,081,927	3,079,974	3,006,832

(1)    Net interest income and non-interest expense, less non-interest expense.

SECOND QUARTER 2023 COMPARED TO FIRST QUARTER 2023
For the second quarter of 2023, net income available to common stockholders was $64.3 million, or $1.33 per diluted share, compared to $34.3 million, or $0.70 per diluted share, for the first quarter of 2023.
Provision for credit losses for the second quarter of 2023 was $7.0 million, compared to a $28.0 million provision for credit losses for the first quarter of 2023. The $7.0 million provision for credit losses recorded in the second quarter of 2023 resulted primarily from decreases in net charge-offs and non-accrual loans, partially offset by increases in total loans held for investment (“LHI”) and criticized loans.
Net interest income was $232.0 million for the second quarter of 2023, compared to $235.3 million for the first quarter of 2023. The decrease in net interest income was primarily due to a decrease in total average earning assets and an increase in funding costs, partially offset by an increase in yields on average earning assets. Net interest margin for the second quarter of 2023 was 3.29%, a decrease of 4 basis points from the first quarter of 2023. LHI, excluding mortgage finance, yields increased 36 basis points from the first quarter of 2023 and LHI, mortgage finance yields decreased 20 basis points from the first quarter of 2023. Total cost of deposits was 2.37% for the second quarter of 2023, a 31 basis point increase from the first quarter of 2023.
Non-interest income for the second quarter of 2023 increased $8.6 million, or 23%, compared to the first quarter of 2023, primarily due to an increase in investment banking and trading income.
Non-interest expense for the second quarter of 2023 decreased $12.4 million, or 6%, compared to the first quarter of 2023, primarily due to decreases in salaries and benefits expense, resulting from a decline in headcount, and marketing expense, partially offset by an increase in communications and technology expense.
SECOND QUARTER 2023 COMPARED TO SECOND QUARTER 2022
Net income available to common stockholders was $64.3 million, or $1.33 per diluted share, for the second quarter of 2023, compared to $29.8 million, or $0.59 per diluted share, for the second quarter of 2022.
The second quarter of 2023 included a $7.0 million provision for credit losses, reflecting decreases in net charge-offs and non-accrual loans, partially offset by growth in LHI, compared to a $22.0 million provision for credit losses for the second quarter of 2022.
Net interest income increased to $232.0 million for the second quarter of 2023, compared to $205.5 million for the second quarter of 2022, primarily due to an increase in yields on average earning assets, partially offset by an increase in funding costs and a decrease in total average earning assets. Net interest margin increased 61 basis points to 3.29% for the second quarter of 2023, as compared to the second quarter of 2022. LHI, excluding mortgage finance, yields increased 326 basis points compared to the second quarter of 2022 and LHI, mortgage finance yields decreased 10 basis points from the second quarter of 2022. Total cost of deposits increased 204 basis points compared to the second quarter of 2022.
Non-interest income for the second quarter of 2023 increased $19.8 million, or 75%, compared to the second quarter of 2022. The increase was primarily due to increases in investment banking and trading income and other non-interest income.
Non-interest expense for the second quarter of 2023 increased $17.3 million, or 11%, compared to the second quarter of 2022 primarily due to increases in salaries and benefits, legal and professional and communications and technology expenses, partially offset by a decrease in marketing expense.
CREDIT QUALITY
Net charge-offs of $8.2 million were recorded during the second quarter of 2023, compared to net charge-offs of $19.9 million and $2.6 million during the first quarter of 2023 and the second quarter of 2022, respectively. Criticized loans totaled $619.4 million at June 30, 2023, compared to $561.1 million at March 31, 2023 and $603.5 million at June 30, 2022. Non-accrual LHI totaled $81.0 million at June 30, 2023, compared to $94.0 million at March 31, 2023 and $50.5 million at June 30, 2022. The ratio of non-accrual LHI to total LHI for the second quarter of 2023 was 0.38%, compared to 0.47% for the first quarter of 2023 and 0.21% for the second quarter of 2022.
The ratio of total allowance for credit losses to total LHI was 1.32% at June 30, 2023, compared to 1.41% and 1.03% at March 31, 2023 and June 30, 2022, respectively. In the second quarter of 2023, changes were made to certain estimates used in the Company’s current expected credit loss model, the most significant of which are more granular estimates of historical loss rates to incorporate probability of default and loss severities and allocations of expected losses to outstanding loan balances and off-balance sheet financial instruments. These changes resulted in adjustments to the Company’s portfolio segments and in a reallocation of the allowance for credit losses between loan portfolio segments and allowance balances allocated to off-balance sheet financial instruments, the results of which are included in the Summary of Credit Loss Experience table below. The changes made result in a higher allocation of losses to off-balance sheet financial instruments.
REGULATORY RATIOS AND CAPITAL
All regulatory ratios continue to be in excess of “well capitalized” requirements as of June 30, 2023. Our CET1, tier 1 capital, total capital and leverage ratios were 12.2%, 13.7%, 16.4% and 12.4%, respectively, at June 30, 2023, compared to 12.4%, 14.0%, 16.9%

and 12.0%, respectively, at March 31, 2023 and 10.5%, 11.9%, 14.4% and 10.7%, respectively, at June 30, 2022. At June 30, 2023, our ratio of tangible common equity to total tangible assets was 9.6%, compared to 9.7% at March 31, 2023 and 8.3% at June 30, 2022.
About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI), a member of the Russell 2000 Index and the S&P MidCap 400, is the parent company of Texas Capital Bank, a full-service financial services firm that delivers customized solutions to businesses, entrepreneurs, and individual customers. Founded in 1998, the institution is headquartered in Dallas with offices in Austin, Houston, San Antonio, and Fort Worth, and has built a network of clients across the country. With the ability to service clients through their entire lifecycles, Texas Capital Bank has established commercial banking, consumer banking, investment banking and wealth management capabilities.
Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, TCBI’s financial condition, results of operations, business plans and future performance. These statements are not historical in nature and may often be identified by the use of words such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, trends, guidance, expectations and future plans.
Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Numerous risks and other factors, many of which are beyond management’s control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. While there can be no assurance that any list of risks is complete, important risks and other factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to, credit quality and risk, the unpredictability of economic and business conditions that may impact TCBI or its customers, recent adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity and regulatory responses to these developments, the Company’s ability to effective manage its liquidity risk and any growth plans and the availability of capital and funding, the Company’s ability to effectively manage information technology systems, cyber incidents or other failures, disruptions or security breaches, interest rates, including the impact of rising rates on the Company’s securities portfolio and funding costs, commercial and residential real estate values, adverse or unexpected economic conditions, including inflation, recession, the threat of recession, and market conditions in Texas, the United States or globally, including governmental and consumer responses to those economic and market conditions, fund availability, accounting estimates and risk management processes, the transition away from the London Interbank Offered Rate (LIBOR), legislative and regulatory changes, enforcement actions and regulatory examinations and investigations, ratings or interpretations, business strategy execution, the failure to identify, attract and retain key personnel, and other employees, increased or expanded competition from banks and other financial service providers in TCBI’s markets, the failure to maintain adequate regulatory capital, environmental liability associated with properties related to TCBI’s lending activities, and severe weather, natural disasters, acts of war, terrorism, global conflict, or other external events, climate change and related legislative and regulatory initiatives as well as the risks more fully described in TCBI’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in its other documents and filings with the SEC. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(dollars in thousands except per share data)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2023	2023	2022	2022	2022
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$401,916	$385,166	$371,292	$322,072	$242,351
Interest expense	169,926	149,821	123,687	82,991	36,818
Net interest income	231,990	235,345	247,605	239,081	205,533
Provision for credit losses	7,000	28,000	34,000	12,000	22,000
Net interest income after provision for credit losses	224,990	207,345	213,605	227,081	183,533
Non-interest income	46,011	37,403	277,667	25,332	26,240
Non-interest expense	181,644	194,027	213,090	197,047	164,303
Income before income taxes	89,357	50,721	278,182	55,366	45,470
Income tax expense	20,706	12,060	60,931	13,948	11,311
Net income	68,651	38,661	217,251	41,418	34,159
Preferred stock dividends	4,312	4,313	4,312	4,313	4,312
Net income available to common stockholders	$64,339	$34,348	$212,939	$37,105	$29,847
Diluted earnings per common share	$1.33	$0.70	$4.23	$0.74	$0.59
Diluted common shares	48,421,276	48,880,725	50,282,663	50,417,884	50,801,628

CONSOLIDATED BALANCE SHEET DATA
Total assets	$28,976,544	$28,596,653	$28,414,642	$30,408,513	$32,338,963
Loans held for investment	16,227,203	16,014,497	15,197,307	14,878,959	17,517,866
Loans held for investment, mortgage finance	5,098,812	4,060,570	4,090,033	4,908,822	6,549,507
Loans held for sale	29,097	27,608	36,357	3,142,178	4,266
Interest bearing cash and cash equivalents	2,587,131	3,385,494	4,778,623	3,399,638	4,032,931
Investment securities	4,226,653	4,345,969	3,585,114	3,369,622	3,552,699
Non-interest bearing deposits	9,429,352	9,500,583	9,618,081	11,494,685	12,555,367
Total deposits	23,318,240	22,179,697	22,856,880	24,498,563	25,440,021
Short-term borrowings	1,350,000	2,100,000	1,201,142	1,701,480	2,651,536
Long-term debt	857,795	932,119	931,442	930,766	917,098
Stockholders’ equity	3,081,927	3,079,974	3,055,351	2,885,775	3,006,832

End of period shares outstanding	47,992,521	47,851,862	48,783,763	49,897,726	49,878,041
Book value per share	$57.97	$58.10	$56.48	$51.82	$54.27
Tangible book value per share(1)	$57.93	$58.06	$56.45	$51.48	$53.93

SELECTED FINANCIAL RATIOS
Net interest margin	3.29%	3.33%	3.26%	3.05%	2.68%
Return on average assets	0.95%	0.53%	2.80%	0.52%	0.44%
Return on average common equity	9.17%	5.06%	30.66%	5.36%	4.35%
Non-interest income to average earning assets	0.66%	0.54%	3.70%	0.33%	0.34%
Efficiency ratio(2)	65.3%	71.1%	40.6%	74.5%	70.9%
Non-interest expense to average earning assets	2.61%	2.78%	2.84%	2.53%	2.16%
Common equity to total assets	9.6%	9.7%	9.7%	8.5%	8.4%
Tangible common equity to total tangible assets(3)	9.6%	9.7%	9.7%	8.5%	8.3%
Common Equity Tier 1	12.2%	12.4%	13.0%	11.1%	10.5%
Tier 1 capital	13.7%	14.0%	14.7%	12.6%	11.9%
Total capital	16.4%	16.9%	17.7%	15.2%	14.4%
Leverage	12.4%	12.0%	11.5%	10.7%	10.7%
(1)     Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.
(2)    Non-interest expense divided by the sum of net interest income and non-interest income.
(3)    Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by total assets, less goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)
	June 30, 2023	June 30, 2022	% Change
Assets
Cash and due from banks	$260,314	$242,425	7%
Interest bearing cash and cash equivalents	2,587,131	4,032,931	(36)%
Available-for-sale debt securities	3,292,478	2,535,646	30%
Held-to-maturity debt securities	900,315	980,935	(8)%
Equity securities	33,860	36,118	(6)%
Investment securities	4,226,653	3,552,699	19%
Loans held for sale	29,097	4,266	N/M
Loans held for investment, mortgage finance	5,098,812	6,549,507	(22)%
Loans held for investment	16,227,203	17,517,866	(7)%
Less: Allowance for credit losses on loans	237,343	229,013	4%
Loans held for investment, net	21,088,672	23,838,360	(12)%
Premises and equipment, net	26,096	28,722	(9)%
Accrued interest receivable and other assets	757,085	622,501	22%
Goodwill and intangibles, net	1,496	17,059	(91)%
Total assets	$28,976,544	$32,338,963	(10)%

Liabilities and Stockholders’ Equity
Liabilities:
Non-interest bearing deposits	$9,429,352	$12,555,367	(25)%
Interest bearing deposits	13,888,888	12,884,654	8%
Total deposits	23,318,240	25,440,021	(8)%
Accrued interest payable	29,658	8,928	N/M
Other liabilities	338,924	314,548	8%
Short-term borrowings	1,350,000	2,651,536	(49)%
Long-term debt	857,795	917,098	(6)%
Total liabilities	25,894,617	29,332,131	(12)%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 300,000 shares issued at June 30, 2023 and 2022	300,000	300,000	—%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 51,087,965 and 50,820,337 at June 30, 2023 and 2022, respectively	511	508	1%
Additional paid-in capital	1,035,063	1,015,105	2%
Retained earnings	2,362,189	2,013,458	17%
Treasury stock - 3,095,444 and 942,296 shares at cost at June 30, 2023 and 2022, respectively	(175,528)	(50,031)	N/M
Accumulated other comprehensive loss, net of taxes	(440,308)	(272,208)	62%
Total stockholders’ equity	3,081,927	3,006,832	2%
Total liabilities and stockholders’ equity	$28,976,544	$32,338,963	(10)%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Interest income
Interest and fees on loans	$332,867	$218,292	$630,305	$405,948
Investment securities	27,478	14,665	52,770	31,967
Interest bearing cash and cash equivalents	41,571	9,394	104,007	12,965
Total interest income	401,916	242,351	787,082	450,880
Interest expense
Deposits	137,391	20,566	257,485	34,196
Short-term borrowings	18,253	4,859	32,997	5,617
Long-term debt	14,282	11,393	29,265	21,988
Total interest expense	169,926	36,818	319,747	61,801
Net interest income	231,990	205,533	467,335	389,079
Provision for credit losses	7,000	22,000	35,000	20,000
Net interest income after provision for credit losses	224,990	183,533	432,335	369,079
Non-interest income
Service charges on deposit accounts	5,158	6,102	10,180	12,217
Wealth management and trust fee income	3,715	4,051	7,144	7,963
Brokered loan fees	2,415	4,133	4,310	8,103
Investment banking and trading income	27,498	11,126	46,266	15,305
Other	7,225	828	15,514	2,935
Total non-interest income	46,011	26,240	83,414	46,523
Non-interest expense
Salaries and benefits	113,050	103,358	241,720	203,217
Occupancy expense	9,482	8,874	19,101	17,759
Marketing	6,367	8,506	15,411	13,483
Legal and professional	15,669	11,288	30,183	21,590
Communications and technology	20,525	15,649	38,048	30,349
Federal Deposit Insurance Corporation insurance assessment	3,693	3,318	5,863	7,299
Other	12,858	13,310	25,345	23,698
Total non-interest expense	181,644	164,303	375,671	317,395
Income before income taxes	89,357	45,470	140,078	98,207
Income tax expense	20,706	11,311	32,766	24,398
Net income	68,651	34,159	107,312	73,809
Preferred stock dividends	4,312	4,312	8,625	8,625
Net income available to common stockholders	$64,339	$29,847	$98,687	$65,184

Basic earnings per common share	$1.34	$0.59	$2.05	$1.29
Diluted earnings per common share	$1.33	$0.59	$2.02	$1.28

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF CREDIT LOSS EXPERIENCE
(dollars in thousands)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2023	2023	2022	2022	2022
Allowance for credit losses on loans:
Beginning balance	$260,928	$253,469	$234,613	$229,013	$211,151
Loans charged-off:
Commercial	8,852	20,732	17,106	3,135	2,868
Total charge-offs	8,852	20,732	17,106	3,135	2,868
Recoveries:
Commercial	611	819	2,105	400	217
Consumer	2	3	2	2	2
Total recoveries	613	822	2,107	402	219
Net charge-offs	8,239	19,910	14,999	2,733	2,649
Provision for credit losses on loans	(15,346)	27,369	33,855	8,333	20,511
Ending balance	$237,343	$260,928	$253,469	$234,613	$229,013

Allowance for off-balance sheet credit losses:
Beginning balance	$22,424	$21,793	$21,648	$17,981	$16,492
Provision for off-balance sheet credit losses	22,346	631	145	3,667	1,489
Ending balance	$44,770	$22,424	$21,793	$21,648	$17,981

Total allowance for credit losses	$282,113	$283,352	$275,262	$256,261	$246,994
Total provision for credit losses	$7,000	$28,000	$34,000	$12,000	$22,000

Allowance for credit losses on loans to total loans held for investment	1.11%	1.30%	1.31%	1.19%	0.95%
Allowance for credit losses on loans to average total loans held for investment	1.15%	1.38%	1.31%	1.06%	1.02%
Net charge-offs to average total loans held for investment(1)	0.16%	0.43%	0.31%	0.05%	0.05%
Net charge-offs to average total loans held for investment for last 12 months(1)	0.23%	0.19%	0.09%	0.03%	0.03%
Total provision for credit losses to average total loans held for investment(1)	0.14%	0.60%	0.70%	0.22%	0.39%
Total allowance for credit losses to total loans held for investment	1.32%	1.41%	1.43%	1.30%	1.03%
(1)Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(dollars in thousands)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2023	2023	2022	2022	2022
Non-accrual loans held for investment	$81,039	$93,951	$48,338	$35,864	$50,526
Non-accrual loans held for sale(1)	—	—	—	1,340	—
Other real estate owned	—	—	—	—	—
Total non-performing assets	$81,039	$93,951	$48,338	$37,204	$50,526

Non-accrual loans held for investment to total loans held for investment	0.38%	0.47%	0.25%	0.18%	0.21%
Total non-performing assets to total assets	0.28%	0.33%	0.17%	0.12%	0.16%
Allowance for credit losses on loans to non-accrual loans held for investment	2.9x	2.8x	5.2x	6.5x	4.5x
Total allowance for credit losses to non-accrual loans held for investment	3.5x	3.0x	5.7x	6.9x	4.9x

Loans held for investment past due 90 days and still accruing	$64	$3,098	$131	$30,664	$3,206
Loans held for investment past due 90 days to total loans held for investment	—%	0.02%	—%	0.15%	0.01%
Loans held for sale past due 90 days and still accruing(1)(2)	$—	$—	$—	$4,877	$1,602
(1)Third quarter 2022 includes $1.3 million in non-accrual loans and $3.1 million in loans past due 90 days and still accruing associated to our insurance premium finance subsidiary that were transferred from loans held for investment to loans held for sale as of September 30, 2022.
(2)Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as loans held for sale and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2023	2023	2022	2022	2022
Interest income
Interest and fees on loans	$332,867	$297,438	$295,372	$282,474	$218,292
Investment securities	27,478	25,292	16,210	15,002	14,665
Interest bearing deposits in other banks	41,571	62,436	59,710	24,596	$9,394
Total interest income	401,916	385,166	371,292	322,072	242,351
Interest expense
Deposits	137,391	120,094	96,150	60,317	20,566
Short-term borrowings	18,253	14,744	13,449	10,011	4,859
Long-term debt	14,282	14,983	14,088	12,663	11,393
Total interest expense	169,926	149,821	123,687	82,991	36,818
Net interest income	231,990	235,345	247,605	239,081	205,533
Provision for credit losses	7,000	28,000	34,000	12,000	22,000
Net interest income after provision for credit losses	224,990	207,345	213,605	227,081	183,533
Non-interest income
Service charges on deposit accounts	5,158	5,022	5,252	5,797	6,102
Wealth management and trust fee income	3,715	3,429	3,442	3,631	4,051
Brokered loan fees	2,415	1,895	2,655	3,401	4,133
Investment banking and trading income	27,498	18,768	11,937	7,812	11,126
Gain on disposal of subsidiary	—	—	248,526	—	—
Other	7,225	8,289	5,855	4,691	828
Total non-interest income	46,011	37,403	277,667	25,332	26,240
Non-interest expense
Salaries and benefits	113,050	128,670	102,925	128,764	103,358
Occupancy expense	9,482	9,619	17,030	9,433	8,874
Marketing	6,367	9,044	10,623	8,282	8,506
Legal and professional	15,669	14,514	37,493	16,775	11,288
Communications and technology	20,525	17,523	20,434	18,470	15,649
Federal Deposit Insurance Corporation insurance assessment	3,693	2,170	3,092	3,953	3,318
Other	12,858	12,487	21,493	11,370	13,310
Total non-interest expense	181,644	194,027	213,090	197,047	164,303
Income before income taxes	89,357	50,721	278,182	55,366	45,470
Income tax expense	20,706	12,060	60,931	13,948	11,311
Net income	68,651	38,661	217,251	41,418	34,159
Preferred stock dividends	4,312	4,313	4,312	4,313	4,312
Net income available to common shareholders	$64,339	$34,348	$212,939	$37,105	$29,847

TEXAS CAPITAL BANCSHARES, INC.
TAXABLE EQUIVALENT NET INTEREST INCOME ANALYSIS (UNAUDITED)(1)
(dollars in thousands)
	2nd Quarter 2023			1st Quarter 2023			4th Quarter 2022			3rd Quarter 2022			2nd Quarter 2022
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Investment securities(2)	$4,306,881	$27,478	2.36%	$4,060,456	$25,292	2.31%	$3,385,372	$16,210	1.70%	$3,509,044	$15,002	1.58%	$3,543,576	$15,065	1.60%
Interest bearing cash and cash equivalents	3,286,091	41,571	5.07%	5,541,341	62,436	4.57%	6,158,769	59,710	3.85%	4,453,806	24,596	2.19%	4,747,377	9,394	0.79%
Loans held for sale	28,414	599	8.46%	43,472	938	8.75%	1,053,157	12,064	4.54%	1,029,983	11,316	4.36%	8,123	62	3.07%
Loans held for investment, mortgage finance	4,376,235	36,198	3.32%	3,286,804	28,528	3.52%	4,279,367	43,708	4.05%	5,287,531	52,756	3.96%	5,858,599	49,914	3.42%
Loans held for investment(3)	16,217,314	296,183	7.33%	15,598,854	268,131	6.97%	15,105,083	239,746	6.30%	16,843,922	218,513	5.15%	16,616,234	168,409	4.07%
Less: Allowance for credit losses on loans	261,027	—	—	252,727	—	—	233,246	—	—	229,005	—	—	211,385	—	—
Loans held for investment, net	20,332,522	332,381	6.56%	18,632,931	296,659	6.46%	19,151,204	283,454	5.87%	21,902,448	271,269	4.91%	22,263,448	218,323	3.93%
Total earning assets	27,953,908	402,029	5.69%	28,278,200	385,325	5.45%	29,748,502	371,438	4.89%	30,895,281	322,183	4.10%	30,562,524	242,844	3.16%
Cash and other assets	1,049,145			1,041,745			989,900			918,630			870,396
Total assets	$29,003,053			$29,319,945			$30,738,402			$31,813,911			$31,432,920

Liabilities and Stockholders’ Equity
Transaction deposits	$1,345,742	$9,468	2.82%	$776,500	$3,853	2.01%	$1,105,466	$4,977	1.79%	$1,444,964	$5,239	1.44%	$1,671,729	$3,920	0.94%
Savings deposits	10,590,558	114,275	4.33%	11,195,402	105,707	3.83%	10,563,049	80,801	3.03%	10,249,387	46,555	1.80%	8,696,819	15,462	0.71%
Time deposits	1,531,922	13,648	3.57%	1,430,657	10,534	2.99%	1,625,857	10,372	2.53%	1,701,238	8,523	1.99%	877,399	1,184	0.54%
Total interest bearing deposits	13,468,222	137,391	4.09%	13,402,559	120,094	3.63%	13,294,372	96,150	2.87%	13,395,589	60,317	1.79%	11,245,947	20,566	0.73%
Short-term borrowings	1,397,253	18,253	5.24%	1,242,881	14,744	4.81%	1,387,660	13,449	3.84%	1,931,537	10,011	2.06%	2,232,119	4,859	0.87%
Long-term debt	883,871	14,282	6.48%	931,796	14,983	6.52%	931,107	14,088	6.00%	921,707	12,663	5.45%	929,616	11,393	4.92%
Total interest bearing liabilities	15,749,346	169,926	4.33%	15,577,236	149,821	3.90%	15,613,139	123,687	3.14%	16,248,833	82,991	2.03%	14,407,682	36,818	1.02%
Non-interest bearing deposits	9,749,105			10,253,731			11,642,969			12,214,531			13,747,876
Other liabilities	389,155			436,621			426,543			305,554			227,701
Stockholders’ equity	3,115,447			3,052,357			3,055,751			3,044,993			3,049,661
Total liabilities and stockholders’ equity	$29,003,053			$29,319,945			$30,738,402			$31,813,911			$31,432,920
Net interest income		$232,103			$235,504			$247,751			$239,192			$206,026
Net interest margin			3.29%			3.33%			3.26%			3.05%			2.68%
(1)    Taxable equivalent rates used where applicable.
(2)    Yields on investment securities are calculated using available-for-sale securities at amortized cost.
(3)    Average balances include non-accrual loans.